Exhibit 99.1

VerifyMe Reports Fourth Quarter 2024 Financial Results and Improved Liquidity in the First Quarter of 2025

•	Cash flow provided by operations of $0.6 million in Q4 2024 and $0.9 million in the year ended December 31, 2024
•	2024 annual revenue of $24.2 million, compared to $25.3 million in 2023; with fourth quarter revenue of $7.7 million, compared to $8.7 million in Q4 2023 (1)
•	2024 annual gross profit of $8.7 million or 36%, compared to $8.0 million or 32% in 2023; Gross Profit of $2.4 million or 32% in Q4 2024, compared to $2.9 million or 33% in Q4 2023
•	2024 annual net loss of $3.8 million (including $1.6 million of one-time adjustments), compared to a net loss of $3.4 million in 2023; Net loss of $0.5 million in Q4 2024, compared to net income of less than $0.1 million in Q4 2023(1)
•	2024 annual adjusted EBITDA(2) of $0.9 million, compared to $0.4 million in 2023; Adjusted EBITDA of $0.5 million in Q4 2024, compared to $1.1 million in Q4 2023(1)
•	Cash of $5.7 million as of February 28, 2025 or $0.46 per share, senior long-term debt of $0.9 million repaid in 2025

Lake Mary, FL – March 6, 2025 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, and brand protection and enhancement solutions, announced today the Company’s financial results for its fourth quarter ended December 31, 2024 (“Q4 2024”).

Adam Stedham, VerifyMe’s CEO and President stated, “2024 and the start of 2025 was key. The company increased our gross profit by 8% year over year and more than doubled our annual adjusted EBITDA, compared to 2023.  We also made the critical business decision to divest of an unprofitable operation and focus our capital in areas that are more likely to provide shareholder returns.  This decision should benefit cashflow from operations in 2025. Thus far, in 2025, we have retired all company debt, besides $0.8 million of convertible notes held by company affiliates and Board members. As of February 28, 2025 the company has $5.7 million of cash, plus the availability of the recently announced ATM. With our improved liquidity, and strengthened financial condition, we are finalizing our strategy to maximize shareholder returns and we look forward with enthusiasm to announcing our strategy.”

(1) Including $0.6 million from loss of previously disclosed Premium services customer

(2) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Key Financial Highlights for Q4 2024:

•	Cash flow from operations was $0.6 million in Q4 2024
•	Quarterly consolidated revenue of $7.7 million in Q4 2024, compared to $8.7 million for the three months ended December 31, 2023 (“Q4 2023”), approximately 56% of reduction is attributable to previously disclosed discontinued contract with one customer in our Premium services
•	Gross profit of $2.4 million or 32% in Q4 2024, compared to $2.9 million or 33% in Q4 2023
•	Net loss of ($0.5) million or ($0.05) per diluted share in Q4 2024, compared to net income of less than $0.1 million or ($0.00) per diluted share in Q4 2023(1)
•	Adjusted EBITDA(2) of $0.5 million in Q4 2024, compared to Adjusted EBITDA of $1.1 million in Q4 2023(1)
•	Cash of $2.8 million as of December 31, 2024

Recent Business Highlights

•	Entered into an Inducement Letter Agreement with an institutional investor that exercised 1,461,896 warrants at a price of $3.215 per share for $4.7 million. In consideration for the investor exercising their warrants, a new unregistered warrant for 1,461,896 shares at an exercise price of $4.00 per share was issued.
•	Paid in full all outstanding principal and interest under the Term Note.
•	Convertible notes for all non-affiliates converted to shares.

Financial Results for the Three Months Ended December 31, 2024:

Revenue in Q4 2024 was $7.7 million, compared to $8.7 million in Q4 2023. Revenue for the quarter decreased by $1.0 million. The decrease in our Precision Logistics segment primarily relates to a discontinued contract with one customer in our Premium services. In addition, with Thanksgiving arriving later than usual this year, there were fewer days from Black Friday to December 31, making this the shortest peak season since 2019. The growth in the Authentication segment did not materialize in 2024 and we divested of the Trust Codes Global business on December, 8, 2024. The Precision Logistics segment accounted for 99% of our revenue for the quarter.

Gross profit in Q4 2024 was $2.4 million, compared to $2.9 million in Q4 2023. The resulting gross margin percentage was 32% for the three months ended December 31, 2024, compared to 33% for the three months ended December 31, 2023. The decrease in gross margin was principally due to the discontinued contract in Premium services in the Precision Logistics segment which has higher margins. The Proactive services revenue gross margin percentage improved in Q4 2024 compared to Q4 2023.

Operating loss in Q4 2024 was ($0.3) million, compared to operating income of $0.1 million in Q4 2023. The increased loss primarily relates to a reduction in gross profit from previously disclosed Premium services customer.

Our net loss in Q4 2024 was ($0.5) million, compared to net income of less than $0.1 million in Q4 2024. The resulting loss per diluted share in Q4 2024 was ($0.05), compared to income per diluted share of $0.00 in Q4 2023. The increased loss primarily relates to the loss of one Premium customer previously disclosed.

(1) Including $0.6 million from loss of previously disclosed Premium services customer

(2) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Adjusted EBITDA in Q4 2024 was $0.5 million, compared to $1.1 million in Q4 2023. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

Adam Stedham, VerifyMe’s CEO and President stated, “During the fourth quarter of 2024 overall parcel shipment activity was below that of the fourth quarter of 2023, mirroring industry trends.  However, we are pleased with the annual growth in gross profit and adjusted EBITDA in 2024.  We are still working with bankers and advisors to evaluate various alternatives and we continue to be encouraged by our options.  The strength of our balance sheet, with $5.7 million cash as of February 28, 2025 and access to additional low-cost capital adds to our optimism for VerifyMe going forward.”

At December 31, 2024, VerifyMe had a $2.8 million cash balance and $2.1 million in working capital.

At December 31, 2024, VerifyMe had 10,829,908 shares issued and 10,539,441 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Thursday March 6, 2025. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=RhDUgKad or by calling +1 (844) 763-8274 within the US, or +1 (412) 717-9224 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10197182/fe93e64dcc.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), provides specialized logistics for time and temperature sensitive products, as well as brand protection and enhancement solutions. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continue,” “may,” “should,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to continue to invest in the development and commercialization of our Authentication segment, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to attract, retain and develop successors for management, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and twelve months ended December 31, 2024, to the three and twelve months ended December 31, 2023, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

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The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized gain on equity investment, loss on equity investment, impairments, change in fair value of contingent consideration, loss on sale of business and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2024	December 31, 2023

ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$2,823	$3,095
Accounts receivable, net of allowance for credit loss reserve, $71 and $165 as of December 31, 2024 and December 31, 2023, respectively	2,636	3,017
Unbilled revenue	733	1,282
Prepaid expenses and other current assets	131	254
Inventory	39	38
TOTAL CURRENT ASSETS	6,362	7,686

PROPERTY AND EQUIPMENT, NET	$116	$240

RIGHT OF USE ASSET	236	468

INTANGIBLE ASSETS, NET	5,365	6,927

GOODWILL	3,988	5,384
TOTAL ASSETS	$16,067	$20,705

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$500	$500
Accounts payable	2,971	3,310
Other accrued expense	660	988
Lease liability- current	108	170
Contingent liability-current	-	173
TOTAL CURRENT LIABILITIES	4,239	5,141

LONG-TERM LIABILITIES
Contingent liability, non-current	$-	$751
Long-term lease liability	139	307
Term note	375	875
Convertible note – related party	450	475
Convertible note	650	625
TOTAL LIABILITIES	$5,853	$8,174

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-

Common stock, $0.001 par value; 675,000,000 shares authorized;10,829,908 and 10,453,315 shares issued, 10,539,441 and 10,123,964 shares outstanding as of December 31, 2024 and December 31, 2023, respectively	11	10

Additional paid in capital	96,344	95,031

Treasury stock as cost; 290,467 and 329,351 shares at December 31, 2024 and December 31, 2023, respectively	(480)	(659)

Accumulated deficit	(85,673)	(81,849)

Accumulated other comprehensive loss	12	(2)

STOCKHOLDERS' EQUITY	10,214	12,531

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,067	$20,705

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

NET REVENUE	$7,661	$8,713	$24,207	$25,313

COST OF REVENUE(a)	5,244	5,840	15,545	17,287

GROSS PROFIT	2,417	2,873	8,662	8,026

OPERATING EXPENSES
Segment management and Technology(a)	1,265	1,400	5,454	5,097
General and administrative (a)	1,072	1,023	3,852	4,416
Research and development	5	84	70	107
Sales and marketing (a)	362	241	1,361	1,644
Goodwill and Intangible asset impairment	50	56	2,315	90

Total Operating expenses	2,754	2,804	13,052	11,354

LOSS BEFORE OTHER INCOME (EXPENSE)	(337)	69	(4,390)	(3,328)

OTHER (EXPENSE) INCOME
Interest expenses, net	(21)	(34)	(130)	(161)
Change in fair value of contingent consideration	5	65	844	201
Loss on equity investment	-	(100)	-	(100)
Unrealized gain on equity investment	-	2	-	-
Loss on sale of business	(146)	-	(146)	-
Other expense, net	(2)	-	(2)	(2)
TOTAL OTHER INCOME (EXPENSE), NET	(164)	(67)	566	(62)

NET LOSS
	$(501)	$2	$(3,824)	$(3,390)

LOSS PER SHARE
BASIC	(0.05)	(0.00)	(0.37)	(0.35)
DILUTED	(0.05)	(0.00)	(0.37)	(0.35)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	10,471,185	9,912,505	10,402,508	9,766,469
DILUTED	10,471,185	9,912,505	10,402,508	9,766,469

(a)	Includes share-based compensation of $372 thousand and $1,555 thousand for the three and twelve months ended December 31, 2024, respectively, and $576 thousand and $1,675 thousand for the three and twelve months ended December 31, 2023, respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,

	2024	2023	2024	2023

Net (Loss) Income (GAAP)	$(501)	$2	$(3,824)	$(3,390)
Interest expense, net	21	34	130	161
Amortization and depreciation	307	299	1,212	1,134

Total EBITDA (Non-GAAP)	(173)	335	(2,482)	(2,095)

Adjustments:

Stock based compensation	81	154	255	200
Fair value of restricted stock and restricted stock units issued in exchange for services	291	422	1,300	1,354
Severance	53	11	194	590
Unrealized gain on equity investment	-	(2)	-	-
Loss on equity investment	-	100	-	100
Change in fair value of contingent consideration	(5)	(65)	(844)	(201)
Loss on sale of business	146	-	146	-
Impairments	50	156	2,315	190
One-time professional expenses for acquisitions/Divestiture	66	-	66	278

Total Adjusted EBITDA (Non-GAAP)	$509	$1,111	$950	$416

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